UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2012

INFORMATION ARCHITECTS CORPORATION

NORTH CAROLINA	0-22325	87-0399301
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

7625 Chapelhill Drive

ORLANDO, FLORIDA 32819

(954) 358-7099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Section 1 – Registrant’s Business and Operations

Not Applicable

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Information Architects Corporation (IACH) is announcing that it has acquired 100% of the outstanding Limited Liability Company Interest of Miami Prevention & Kidney Center LLC (A Florida Limited Liability Company) (MPKC) from its members. There were no previous material relationships between or among the previous owners of MPKC and IACH or any of its affiliates or any director or officer of IACH or any associate of any director or officer of IACH.

Consideration for the acquisition is as follows:

In exchange for the transfer of Said Limited Liability Company Interest of MPKC, IACH shall issue to the owners of MPKC 5,000,000 shares of its common stock.

Founded in 2008, MPKC will develop medical centers to provide lifesaving hemodialysis to individuals diagnosed with End Stage Renal Disease (ESRD). The initial center is slated for patients in the South Florida area.

The management team of MPKC is extremely well-seasoned in the operation and administration of acute dialysis service centers. Management has broad experience in virtually all aspects of dialysis center operations including maintaining compliance with the Joint Commission of Accreditation on Healthcare Organization (JCAHO) and Medicare standards. This management team will remain post acquisition and will oversee the development and operations of the dialysis centers.

Section 3 – Securities and Trading Markets

Not Applicable

Section 4 – Matters related to Accountants and Financial statements

Not Applicable

Section 5 – Corporate Governance and Management

Not Applicable

Section 6 – Asset-Backed Securities

Not Applicable

Section 7 – Regulation FD

Not Applicable

Section 8 – Other Events

Not Applicable

Section 9 – Financial Statements and exhibits

Item 9.01 Financial statements and exhibits.

The financial statements required by this item will be filed within the 71 day limit, as soon as practicable.

Exhibits

Number	Description
99.1	Acquisition Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

August 15, 2012

INFORMATION ARCHITECTS CORPORATION BY: /S/ Thomas M Jaspers, CFO —————————————— Thomas M Jaspers, CFO